Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors
Computer Network Technology Corporation:

We consent to incorporation by reference in the Registration Statements (No. 33-6862, 33-28367, 33-42750, 33-41596, 33-48944, 33-48954, 33-68356, 33-68372, 33-83262, 333-88209, 333-86315, 333-80791, 333-80793, 33-83264, 333-59951, 333-31851, 333-31853, 333-59949, 333-59947, 33-83266, 333-44482, 333-38902, 333-76730, 333-76732, 333-76734, 333-98053, 333-98055, 333-87376 and 333-98057, 333-105230, 333-105240 and 333-105241) of Computer Network Technology Corporation on Forms S-8 and S-3 of our reports dated February 24, 2004, relating to the consolidated balance sheets of Computer Network Technology Corporation and subsidiaries as of January 31, 2004 and 2003 and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the three year period ended January 31, 2004 and the related financial statement schedule, which reports appear in the January 31, 2004 annual report on Form 10-K of Computer Network Technology Corporation.

As discussed in notes 1, 5 and 6 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets”, on February 1, 2002.

/s/ KPMG LLP

Minneapolis, Minnesota
April 9, 2004